UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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POWERDYNE INTERNATIONAL, INC.

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POWERDYNE INTERNATIONAL, INC.

45 Main Street

North Reading, Massachusetts 01864

(401) 739-3300

December 20, 2024

TO THE STOCKHOLDERS OF POWERDYNE INTERNATIONAL, INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.0001 per share, of Powerdyne International, Inc., a Delaware corporation (the “Company”), pursuant to Section 228 of the Delaware General Corporation Law, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 2,000,000,000 to 3,000,000,000 (the “Authorized Share Increase”).

The purpose of the Information Statement is to notify our stockholders that on November 22, 2024, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Certificate and Bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions, and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our common stock of record at the close of business on November 22, 2024, are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of November 22, 2024, on or about December 20, 2024. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

December 20, 2024	By Order of the Board of Directors of
POWERDYNE INTERNATIONAL, INC.

/s/ James F. O’Rourke
James F. O’Rourke
Chief Executive Officer

POWERDYNE INTERNATIONAL, INC.

45 Main Street

North Reading, Massachusetts 01864

(401) 739-3300

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about December 20, 2024, to all holders of record on November 22, 2024 (the “Record Date”) of the common stock, $0.0001 par value per share (the “Common Stock”), of POWERDYNE INTERNATIONAL, INC., a Delaware corporation (“PWDY” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of the holders of a majority of the voting power of PWDY’s issued and outstanding capital stock (the “Approving Stockholders”):

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 2,000,000,000 to 3,000,000,000 (the “Authorized Share Increase”), and

On November 22, 2024, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On November 22, 2024, the Approving Stockholders approved, by written consent, the Corporate Actions. The Approving Stockholders (common stock only) own common and preferred shares, representing 54% of the total issued and outstanding voting power of the Company.

Since the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon either or both of the Corporate Actions for any reason at any time prior to the effective date of the respective Corporate Action.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated November 22, 2024, the Approving Stockholders of the Company as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders authorized by the Corporate Actions.

Because the Corporate Actions have already been approved by the holders of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides you notice that the Corporate Actions have been approved. You will receive no further notice of the approval or of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the SEC”) in the future.

The Company’s Common Stock is quoted on the OTC: PINK tier of the OTC Markets Group Inc. under the symbol “PWDY.”

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 2,000,000,000 shares of Common Stock, par value $0.0001 per share, of which 1,884,930,584 common shares were issued and outstanding, and (ii) 20,000,000 shares of preferred stock, $0.0001 par value per share, of which 2,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding ‘

Holders of our Common Stock are entitled to one vote per share. Holders of Series A Preferred Stock are entitled to one thousand (1,000) votes per share and on all the issues presented to stockholders. Accordingly, the Approving Stockholders (some who own common and preferred stock) hold 54% of the Company’s voting power.

EXPENSES

The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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PROPOSAL 1

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 3,000,000,000 FROM 2,000,000,000

On November 22, 2024, our Board of Directors and the Stockholders of a majority of the Company’s voting shares approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. The Board of Directors may determine, in its sole discretion, not to affect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in PWDY’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings, or agreements regarding the issuance of the additional shares of Common Stock that will result from the adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock that are now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have pre-emptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to affect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment affecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to PWDY and its stockholders, and the effective date will be publicly announced by PWDY. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding the Authorizing Stockholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of December 31, 2023:

Name	Age	Position	Since
James F.O ‘Rourke	69	President, Secretary, CFO and Director	May 6, 2016

James F. O’Rourke serves as Chief Executive Officer and Director of the Company. He attended Lowell Technological Institute. With over thirty-five years’ experience in manufacturing from design conception to production as well as in acquisitions, mergers and managing the operational side of startup businesses, Mr. O’Rourke (the Vice Present and General Manager of SatCon Technology Corporation, the Manager of Drive Systems for its Applied Technology business unit and the Manager of its Magmotor business unit) was responsible for SatCon’s day-to-day operation and subsequently was instrumental in the formation of SatCon’s successor: SatCon Power Systems. Mr. O’Rourke then founded CM Technology (which designs and manufactures custom motors for the automotive, industrial, and robotic markets as well as high power rotary uninterruptable power supplies (RUPS) for the distributed generation, industrial, telecommunication, cloud data center and power quality markets). Mr. O’Rourke, who is still actively involved in CM, joined Powerdyne as a consultant in 2013 and was elected its CEO and a Director in 2014. Due to Mr. O’Rourke’s knowledge of our industry and his manufacturing experience we selected him to serve as a director.

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Audit Committee

Powerdyne does not presently have an Audit Committee and the Board of Director (the “Board”) acts in such capacity for the immediate future due to the limited size of the Board. Powerdyne intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Powerdyne, to provide to the Board of Director the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Compensation Committee

Powerdyne does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. Powerdyne intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Powerdyne, including stock compensation, and bonus compensation to all employees.

Nominating Committee

Powerdyne does not have a Nominating Committee and the Board acts in such a capacity.

Code of Conduct and Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Indemnification of Executive Officers and Directors

Our articles provide to the fullest extent permitted by Delaware Law, wherein our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors or officers’ fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behaviour), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Delaware corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

CONFLICTS OF INTEREST - GENERAL

Our sole director and officer is, or may become, in his individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts, and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

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EXECUTIVE COMPENSATION

Executive compensation during the years ended December 31, 2023, 2022, and 2021 were as follows:

		Annual	Annual	Stock		All	Annual
		Payments	Payments	And	Compensation	Other	Compensation
Name/Position	Year	Salary	Made	Options (1)	Plans	Compensation	Total

James F. O’Rourke	2023	$110,000	$0	0	0	0	$110,000
Chief Executive Officer and Director	2022	$60,000	$0	0	0	0	$60,000
	2021	$0	$0	$0	0	0	$0

Employment Agreement

We do not have any employment agreements with our officers.

Stock Option Plan

Under the Company’s 2014 Stock Option Plan, no options have been granted.

Outstanding Equity Awards at Fiscal Year-End

There were no Equity Awards during the fiscal year ended December 31,2023, and 2022, respectively.

Employee Pension, Profit Sharing, or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 22, 2024, the number and percentage of the outstanding shares of common stock, which, according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the tables below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

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COMMON STOCK		Number of Shares of	Percent of
Name	Position	Common Stock	Class (*)

James F. O’Rourke (1)	Chief Executive Officer and Director	215,971,399	11%
Arthur M. Read, II, Esq. (2)	Shareholder	276,446,194	15.4%
Eric Foster (3)	Shareholder	135,000,000	7.2%
Linda H. Madison (4)	Shareholder	120,166,667	6.4%
Total owned by officers and directors (1)		2215,971,399	11	(5)%

(*) Based upon 1,884,930,584 shares outstanding.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
James F. O’Rourke	Series A Preferred (5)	2,000,000	100%

(1) Addresses for all officers and directors are 45 Main Street North Reading MA 01864

(2) Mr. Read, II Esq address is 145 Phenix Ave Cranston, RI 02886

(3) Mr. Foster’s address is 45 Main Street North Reading MA 01864

(4) Ms. Madison’s address is 145 Phenix Ave Cranston, RI 02886

(5) Series A Preferred stock is entitled to one thousand (1,000) votes per share on all matters presented to stockholders for action. As a result, 2,000,000 Series A Preferred Shares together with Mr. O’Rourke’s 215,971,399 common shares, represents 54% of the voting percentage on a fully diluted vote per share basis.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Advances

During the year ended December 31, 2023, the Company’s CEO advanced $15,000 (2021 - $60,000). Due to related party - CEO on December 31, 2022, and December 31, 2021, was $223,079 and $153,900, respectively. The debt is unsecured and is not guaranteed by the Company. The CEO can call debt obligation at any time.

Employee Benefit Plans

We have an employee benefit plan and a stock option plan.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to PWDY, 45 Main Street, North Reading, MA 01864, Attn: Corporate Secretary, or by calling the Company at (401) 739-3300.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to PWDY, 45 Main Street North Reading MA 01864, Attn: Corporate Secretary, or by calling the Company at (401) 739-3300.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

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MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o PWDY, 45 Main Street, North Reading, MA 01864, Attn: Corporate Secretary, or by calling the Company at (401) 739-3300.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

POWERDYNE INTERNATIONAL, INC.

/s/ James F. O’Rourke
James F. O’Rourke
December 20, 2024	Chief Executive Officer

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